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                                                                    EXHIBIT 23.2

                          CONSENT OF ERNST & YOUNG LLP

We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to Registration Statement (Registration No. 333-74798) and related joint proxy statement/prospectus of ConocoPhillips for the registration of shares of its common stock and to the incorporation by reference therein of our report dated March 15, 2001, with respect to the consolidated financial statements and schedule of Phillips Petroleum Company included in its Annual Report (Form 10-K) for the year ended December 31, 2000, as amended, filed with the Securities and Exchange Commission.

We also consent to the use of our report dated January 11, 2002, with respect to the consolidated balance sheet of ConocoPhillips included in Amendment No. 3 to Registration Statement (Registration No. 333-74798) and related joint proxy statement/prospectus of ConocoPhillips for the registration of shares of its common stock.

                                                /s/ Ernst & Young LLP

Tulsa, Oklahoma
February 7, 2002